Exhibit 99.1

Steve Madden Announces Third Quarter 2025 Results

~ Provides Fourth Quarter 2025 Guidance ~

LONG ISLAND CITY, N.Y., November 5, 2025 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the third quarter ended September 30, 2025.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Third Quarter 2025 Results

●	Revenue increased 6.9% to $667.9 million, compared to $624.7 million in the same period of 2024.

●	Gross profit as a percentage of revenue was 41.5%, flat to the same period of 2024. Adjusted gross profit as a percentage of revenue was 43.4%, compared to 41.6% in the same period of 2024.

●	Operating expenses as a percentage of revenue were 36.8%, compared to 28.6% in the same period of 2024. Adjusted operating expenses as a percentage of revenue were 36.4%, compared to 27.9% in the same period of 2024.

●	Income from operations totaled $31.4 million, or 4.7% of revenue, compared to $74.6 million, or 11.9% of revenue, in the same period of 2024. Adjusted income from operations totaled $46.3 million, or 6.9% of revenue, compared to $85.4 million, or 13.7% of revenue, in the same period of 2024.

●	Net income attributable to Steven Madden, Ltd. was $20.5 million, or $0.29 per diluted share, compared to $55.3 million, or $0.77 per diluted share, in the same period of 2024. Adjusted net income attributable to Steven Madden, Ltd. was $30.4 million, or $0.43 per diluted share, compared to $64.8 million, or $0.91 per diluted share, in the same period of 2024.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “As anticipated, the third quarter was challenging, driven largely by the impact of new tariffs on goods imported into the United States. That said, we are pleased with underlying demand for our brands and products. Consumers have responded favorably to our Fall assortments, particularly in our flagship Steve Madden brand. The improved trend in Steve Madden, together with our tariff mitigation strategies and the contribution from our recent acquisition Kurt Geiger, position us to deliver stronger financial results beginning in the fourth quarter.”

Third Quarter 2025 Channel Results

Revenue for the wholesale business in the third quarter of 2025 was $442.7 million, a 10.7% decrease compared to the third quarter of 2024. Excluding the recently acquired Kurt Geiger, wholesale revenue declined 19.0%. Wholesale footwear revenue decreased 10.9%, or 16.7% excluding Kurt Geiger. Wholesale accessories/apparel revenue decreased 10.3%, or 22.5% excluding Kurt Geiger. Gross profit as a percentage of wholesale revenue was 32.7% in the third quarter of 2025, compared to 35.5% in the third quarter of 2024. Adjusted gross profit as a percentage of wholesale revenue was 33.6%, compared to 35.5% in the third quarter of 2024, as a result of the impact of new tariffs on goods imported into the United States.

Direct-to-consumer revenue in the third quarter of 2025 was $221.5 million, a 76.6% increase compared to the third quarter of 2024. Excluding Kurt Geiger, direct-to-consumer revenue increased 1.5%. Gross profit as a percentage of direct-to-consumer revenue was 58.3%, compared to 64.0% in the third quarter of 2024. Adjusted gross profit as a percentage of direct-to-consumer revenue was 61.9%, compared to 64.0% in the third quarter of 2024, as a result of the impact of new tariffs on goods imported into the United States and the addition of the Kurt Geiger concessions business.

The company ended the quarter with 397 company-operated brick-and-mortar retail stores, including 99 outlets, as well as seven e-commerce websites and 133 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of September 30, 2025, total debt outstanding was $293.8 million, and cash, cash equivalents and short-term investments were $108.9 million, for net debt of $185.0 million.

During the third quarter of 2025, the company did not repurchase any shares of its common stock in the open market.

Quarterly Cash Dividend

The company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on December 26, 2025 to stockholders of record as of the close of business on December 15, 2025.

Fourth Quarter 2025 Outlook

For the fourth quarter of 2025, the company expects revenue will increase 27% to 30% compared to the same period of 2024. The company expects diluted EPS will be in the range of $0.30 to $0.35. The company expects Adjusted diluted EPS will be in the range of $0.41 to $0.46.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, November 5, 2025, at 8:30 a.m. Eastern Time, which will include a discussion of the company’s third quarter 2025 earnings results and fourth quarter outlook. The call will be webcast live on the company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the company’s website or via the following webcast link https://edge.media-server.com/mmc/p/f3725r4k beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Kurt Geiger London®, Dolce Vita®, Betsey Johnson®, Carvela®, Blondo® and ATM®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the company’s control. The company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. The company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net sales	$664,200	$621,170	$1,771,672	$1,693,446
Licensing fee income	3,675	3,505	8,737	7,163
Total revenue	667,875	624,675	1,780,409	1,700,609
Cost of sales	390,500	365,131	1,050,740	999,121
Gross profit	277,375	259,544	729,669	701,488
Operating expenses	246,017	178,915	687,145	507,343
Change in valuation of contingent payment liability	—	(2,584)	(2,075)	5,616
Impairment of intangibles	—	8,635	—	10,335
Income from operations	31,358	74,578	44,599	178,194
Gain on derivative	—	—	9,252	—
Interest and other (expense) / income, net	(4,947)	1,400	(7,913)	4,309
Income before provision for income taxes	26,411	75,978	45,938	182,503
Provision for income taxes	4,593	19,390	21,572	44,404
Net income	21,818	56,588	24,366	138,099
Less: net income attributable to noncontrolling interest	1,290	1,310	2,892	3,510
Net income attributable to Steven Madden, Ltd.	$20,528	$55,278	$21,474	$134,589

Basic income per share	$0.29	$0.78	$0.30	$1.88

Diluted income per share	$0.29	$0.77	$0.30	$1.87

Basic weighted average common shares outstanding	70,906	70,806	70,850	71,516

Diluted weighted average common shares outstanding	71,157	71,569	71,022	72,135

Cash dividends declared per common share	$0.21	$0.21	$0.63	$0.63

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	September 30, 2025	December 31, 2024	September 30, 2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,722	$189,924	$139,414
Short-term investments	140	13,484	11,064
Accounts receivable, net of allowances	91,285	45,653	56,297
Factor accounts receivable	333,198	348,659	426,408
Inventories	476,027	257,625	268,669
Prepaid expenses and other current assets	56,760	34,463	28,041
Income tax receivable and prepaid income taxes	26,582	4,887	14,950
Total current assets	1,092,714	894,695	944,843
Property and equipment, net	112,301	57,388	52,906
Operating lease right-of-use asset	220,656	139,695	148,391
Deposits and other	21,363	22,214	20,166
Deferred tax assets	1,389	610	609
Goodwill	273,836	183,737	181,905
Intangibles, net	277,268	113,432	108,308
Total Assets	$1,999,527	$1,411,771	$1,457,128
LIABILITIES
Current liabilities:
Accounts payable	$254,346	$206,889	$225,586
Accrued expenses and other current liabilities	237,736	142,452	150,067
Operating leases - current portion	55,957	43,172	43,812
Income taxes payable	16,351	6,147	12,435
Contingent payment liability - current portion	3,221	—	7,716
Accrued incentive compensation	4,591	15,061	13,347
Total current liabilities	572,202	413,721	452,963
Contingent payment liability - long-term portion	15,164	7,565	11,200
Operating leases - long-term portion	190,459	109,816	118,674
Long-term debt	293,828	—	—
Deferred tax liabilities	39,867	4,628	8,777
Other liabilities	1,872	44	5,448
Total Liabilities	1,113,392	535,774	597,062

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	850,841	847,719	833,923
Noncontrolling interest	35,294	28,278	26,143
Total stockholders’ equity	886,135	875,997	860,066
Total Liabilities and Stockholders’ Equity	$1,999,527	$1,411,771	$1,457,128

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2025	September 30, 2024

Cash flows from operating activities:
Net income	$24,366	$138,099
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	22,175	19,531
Depreciation and amortization	25,108	14,736
Amortization of debt issuance costs	725	—
Loss on disposal of fixed assets	180	112
Impairment of intangibles	—	10,335
Loss on divestiture of business	—	3,199
Change in valuation of contingent payment liability	(2,075)	5,616
Other operating activities	(413)	(48)
Changes, net of acquisitions, in:
Accounts receivable	(10,962)	(15,794)
Factor accounts receivable	17,184	(108,276)
Inventories	1,943	(39,064)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(46,097)	(864)
Accounts payable, accrued expenses, and other current liabilities	48,906	66,853
Accrued incentive compensation	(10,574)	1,382
Leases and other liabilities	(2,836)	(1,572)
Net cash provided by operating activities	67,630	94,245

Cash flows from investing activities:
Capital expenditures	(29,079)	(16,642)
Purchases of short-term investments	—	(12,840)
Maturity / sale of short-term investments	13,410	16,654
Acquisition of businesses, net of cash acquired	(371,554)	(4,259)
Other investing activities	(2,196)	372
Net cash used in investing activities	(389,419)	(16,715)

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(8,367)	(95,788)
Proceeds from exercise of stock options	—	1,086
Investment of noncontrolling interest	3,500	—
Borrowings, net of repayments	300,000	—
Financing costs paid	(8,955)	—
Cash dividends paid on common stock	(45,692)	(45,880)
Distribution of noncontrolling interest	(2,946)	—
Net cash provided by / (used in) financing activities	237,540	(140,582)
Effect of exchange rate changes on cash and cash equivalents	3,047	(2,174)
Net decrease in cash and cash equivalents	(81,202)	(65,226)
Cash and cash equivalents – beginning of period	189,924	204,640
Cash and cash equivalents – end of period	$108,722	$139,414

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the company conducts and views its business. Additionally, the company believes the information assists investors in comparing the company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP gross profit	$277,375	$259,544	$729,669	$701,488
Non-GAAP Adjustments	12,309	59	20,840	393
Adjusted gross profit	$289,684	$259,603	$750,509	$701,881

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP operating expenses	$246,017	$178,915	$687,145	$507,343
Non-GAAP Adjustments	(2,585)	(4,680)	(61,597)	(6,301)
Adjusted operating expenses	$243,432	$174,235	$625,548	$501,042

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP income from operations	$31,358	$74,578	$44,599	$178,194
Non-GAAP Adjustments	14,895	10,790	80,360	22,645
Adjusted income from operations	46,253	$85,368	$124,959	$200,839

Table 4 - Reconciliation of GAAP interest and other (expense) / income, net to Adjusted interest and other (expense) / income, net

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP interest and other (expense) / income, net	$(4,947)	$1,400	$(7,913)	$4,309
Non-GAAP Adjustments	—	—	840	—
Adjusted interest and other (expense) / income, net	$(4,947)	$1,400	$(7,073)	$4,309

Table 5 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP provision for income taxes	$4,593	$19,390	$21,572	$44,404
Non-GAAP Adjustments	5,065	1,238	6,794	4,032
Adjusted provision for income taxes	$9,658	$20,628	$28,366	$48,436

Table 6 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP net income attributable to noncontrolling interest	$1,290	$1,310	$2,892	$3,510
Non-GAAP Adjustments	—	25	—	155
Adjusted net income attributable to noncontrolling interest	$1,290	$1,335	$2,892	$3,665

Table 7 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP net income attributable to Steven Madden, Ltd.	$20,528	$55,278	$21,474	$134,589
Non-GAAP Adjustments	9,830	9,527	65,155	18,459
Adjusted net income attributable to Steven Madden, Ltd.	$30,358	$64,805	$86,629	$153,048

GAAP diluted net income per share	$0.29	$0.77	$0.30	$1.87

Adjusted diluted net income per share	$0.43	$0.91	$1.22	$2.12

Table 8 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in Q4 2025 outlook

	Fourth Quarter 2025 Outlook
	Low End	High End

GAAP diluted net income per share	$0.30	$0.35
Non-GAAP Adjustments	0.11	0.11
Adjusted diluted net income per share	$0.41	$0.46

Non-GAAP Adjustments include the items below.

For the third quarter of 2025:

●	$12.3 million pre-tax ($9.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.

●	$1.1 million pre-tax ($0.8 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$0.7 million pre-tax expense ($0.8 million after-tax benefit) in connection with acquisition costs and formation of joint ventures, included in operating expenses.

For the third quarter of 2024:

●	$3.2 million pre-tax ($3.7 million after-tax) expense in connection with a divestiture of a business, included in operating expenses.

●	$1.5 million pre-tax ($1.1 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.

●	$8.6 million pre-tax ($6.6 million after-tax) expense in connection with a trademark impairment.

●	$2.6 million pre-tax ($2.0 million after-tax) benefit in connection with the change in valuation of a contingent consideration in connection with the acquisition of Almost Famous.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com